Exhibit 10.02

FIFTH AMENDMENT TO LEASE AGREEMENT

        This FIFTH AMENDMENT TO LEASE AGREEMENT (This “Amendment”) is entered into as of June 20, 2003 by and between Ironwood Apartments, Inc., as successor to Metropolitan Federal Savings and Loan Association (“Landlord”) and Targeted Genetics Corporation (“Tenant”).

        Landlord and Tenant are parties to that certain Olive Way Building Lease dated November 20, 1992, as modified by that certain First Amendment to Olive Way Building Lease dated December 10, 1994 and that certain Second Amendment to Lease Agreement executed on June 12, 1996 and May 22 1996, and that certain Third Amendment to Lease Agreement dated October 30, 1998, and that certain Fourth Amendment to Lease Agreement dated February 5, 2001 (as modified, the “Lease”).

        Section 4.02 of the Lease grants to Tenant three (3) options to extend the Lease term for 5 years each. Tenant exercised the first of these 3 options in that certain Third Amendment dated October 30, 1998, leaving two options remaining. The purpose of this Amendment is to exercise the second of these three options, leaving one remaining.

        Landlord and Tenant do hereby amend the Lease as follows:

1.	EXTENSION. The term of the Lease is hereby extended for an additional 60 months to April 1, 2009. The rent for the extended term is set forth in Section 6.02 of the Lease.

2.	NO OTHER AMENDMENTS. Except as modified by this Amendment and by the Amendments referenced above, the Lease remains in full force and effect and has not been modified or amended.

      DATED: June 30, 2003.

LANDLORD:

IRONWOOD APARTMENTS, INC.,
a Washington corporation

Signature:     /s/ John Stone
By:             John Stone
Its:             President

TENANT:

TARGETED GENETICS CORPORATION,
a Washington corporation

Signature:   /s/ Todd E. Simpson
By:             Todd E. Simpson
Its: Vice President, Finance